Exhibit 99.1

FOR RELEASE

Globalscape’s Compliance Plan Accepted By NYSE Regulation
SAN ANTONIO – February 27, 2018 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, announced today that on February 22, 2018, the Company was notified by NYSE Regulation that it has accepted the Company’s plan to regain compliance with the continued listing standards of the Company Guide (the “Company Guide”) of NYSE American LLC (the “Exchange”) by June 15, 2018, subject to periodic review by NYSE Regulation for compliance with the initiatives set forth in the plan.
The notification from NYSE Regulation specified that the Company is not in compliance with Sections 134 and 1101 of the Company Guide as a result of the Company’s failure to timely file its Form 10-Q for the quarter ended March 31, 2017 (the “Delayed First Quarter 10-Q”), its Form 10-Q for the quarter ended June 30, 2017 (the “Delayed Second Quarter 10-Q”), its Form 10-Q for the quarter ended September 30, 2017 (the “Delayed Third Quarter 10-Q”) and its Form 10-K for the year ended December 31, 2016 (the “Delayed 10-K”) with the U.S. Securities and Exchange Commission (the “SEC”). If the Company is not in compliance with the Exchange’s continued listing standards by August 22, 2018, the maximum time allowed under the Company Guide, or if the Company does not make progress consistent with the plan during the plan period, the staff of the Exchange will initiate delisting proceedings as appropriate.
As previously disclosed in its Current Reports on Form 8-K filed with the SEC on August 28, 2017 and September 13, 2017, in the event that the Company failed to regain compliance with the Exchange’s continued listing standards by February 22, 2018, the Exchange could allow the Company’s securities to be traded for up to an additional six-month period.  In anticipation of being unable to regain compliance by February 22, 2018 and in order to maintain its listing, the Company submitted a plan of compliance on February 8, 2018, addressing how it intends to regain compliance with the continued listing standards of the Exchange by June 15, 2018 through the filing of an amended Delayed First Quarter 10-Q, the Delayed Second Quarter 10-Q, the Delayed Third Quarter 10-Q and an amended Delayed 10-K with a reissued audit report with the SEC. The Company’s plan was accepted by NYSE Regulation on February 22, 2018.
The notice of acceptance from NYSE Regulation has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the Exchange under the symbol “GSB”, subject to periodic review by NYSE Regulation. The listing of the Company’s common stock on the Exchange is being continued pursuant to an extension during the plan period. As previously disclosed, a “.LF” indicator is being disseminated with the Company’s ticker symbol to signify the Company’s late filing status.
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About Globalscape
Globalscape, Inc. (NYSE MKT: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud. Globalscape provides cloud services that automate your work, secure your data and integrate your applications – while giving visibility to those who need it. Globalscape makes business flow brilliantly. For more information, visit http://www.globalscape.com or follow the blog and Twitter updates.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, GlobalSCAPE’s expectations as to the timing of the filing of an amended Delayed First Quarter 10-Q, the Delayed Second Quarter 10-Q, the Delayed Third Quarter 10-Q and an amended Delayed 10-K with a reissued audit report with the SEC.
These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from management’s current expectations include, among other things, the discovery of additional information relevant to the internal investigation previously announced by the Company; the conclusions of the Company’s Audit Committee (and the timing of the conclusions) concerning matters relating to the internal investigation; the timing of the review by, and the conclusions of, GlobalSCAPE’s independent registered public accounting firm regarding the internal investigation and GlobalSCAPE’s financial statements; the possibility that additional errors may be identified; the risk that the completion of the restatement of the Company’s financial statements and the filing of the related quarterly and annual report amendments will take longer than expected; pending litigation and the possibility of further legal proceedings adverse to GlobalSCAPE resulting from the restatement or related matters; the costs associated with the restatement; and the risk that GlobalSCAPE will be unable to meet the continued listing standards of the Exchange.  GlobalSCAPE disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

GlobalSCAPE Press Contact
Jonathan Morgan
Perry Street Communications
Phone: 214-965-9955 or 212-333-5525
 Email: jmorgan@perryst.com
Investor Relations Contact
Matt Glover or Najim Mostamand, CFA
Phone Number: (210) 801-8489
 Email: IR@globalscape.com